SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

December 31, 2008

TXCO Resources Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-9120	84-0793089
(State of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

777 E. Sonterra Blvd., Suite 350
San Antonio, Texas	78258
(Address of principal executive offices)	(Zip Code)

(210) 496-5300
(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

TXCO Resources Inc. (the "Company") entered into a joint exploration agreement ("JEA") with Millenium E&P Resource Fund I, LLC ("Millenium") on December 31, 2008.  The agreement calls for Millenium to provide $825,000 in initial funds for the drilling and completion of a well to test the Georgetown formation in the Burr "C" project. The JEA also provides the options for Millenium to participate in up to two additional wells. In each well, Millenium will fund 100% of the cost of drilling and completion and will earn a 50% working interest in the well.  The Company will serve as operator on the wells covered by the JEA.

J. Michael Muckleroy, an outside director of the Company, serves as Chief Executive Officer of Millenium, and holds a 47.5% equity interest in M&M Energy, an affiliate of Millenium. As a result of his equity ownership in M&M Energy, Mr. Muckleroy will receive a 1.1875% working interest following the payout of any successful well drilled under the JEA.

The foregoing summary of the JEA does not purport to be complete and is qualified by reference to the complete text of the JEA, which is filed as Exhibits 10.1 hereto and incorporated by reference herein in its entirety.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

10.1	Joint Exploration Agreement between TXCO Resources Inc. and Millenium E&P Resource Fund I, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TXCO Resources Inc.

Dated: January 6, 2009	/s/ P. Mark Stark
P. Mark Stark
Chief Financial Officer
(Principal Accounting and Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description

10.1	Joint Exploration Agreement between TXCO Resources Inc. and Millenium E&P Resource Fund I, LLC.